UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 27, 2006

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip Code)

Registrant’s telephone number, including area code:

(503) 813-5000

______________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On January 27, 2006, the Public Service Commission of Utah (the “Utah Commission”) issued an order approving the acquisition of PacifiCorp by MidAmerican Energy Holdings Company (“MidAmerican”). The Utah Commission’s order adopts and incorporates a stipulation entered into in November 2005 by PacifiCorp, MidAmerican, the Utah Division of Public Utilities, the Utah Committee of Consumer Services, Utah Industrial Energy Consumers, UAE Intervention Group, Utah Clean Energy and Western Resource Advocates. The stipulation contains a number of commitments by PacifiCorp and, in some instances, MidAmerican upon which the Utah Commission has conditioned its approval of PacifiCorp’s sale.

The commitments adopted by the Utah Commission consist of commitments applicable to all the states where PacifiCorp serves retail customers and certain commitments applicable only to the activities and operations of PacifiCorp within Utah. In addition to customary commitments regarding access to books and records, related reporting obligations and other matters, the commitments include:

•

Approximately $812.0 million in investments (generally to be made over several years following the sale and subject to subsequent regulatory review and approval) in emissions reduction technology for PacifiCorp’s existing coal plants;

•

Approximately $519.5 million in investments (to be made over several years following the sale and subject to subsequent regulatory review and approval) in PacifiCorp’s transmission and distribution system;

•	Reduced corporate overhead and financing costs;
•	A commitment not to seek utility rate increases attributable solely to the change in ownership;
•	“Ring-fencing” measures providing for separate financial and accounting treatment to protect PacifiCorp and its subsidiaries from the liabilities of its affiliates;
•	A prohibition on cross-subsidization between regulated and non-regulated businesses and the separate regulated businesses of MidAmerican and PacifiCorp;
•	A commitment to consider utilization of advanced coal-fuel technology when adding coal-fueled generation in the future; and
•

A commitment to increase the number of corporate and senior management positions in Utah to better reflect the relative size of Utah’s retail load compared to that of the other states served by PacifiCorp.

While the Utah Commission approved PacifiCorp’s sale to MidAmerican based on the commitments contained in the stipulation described above, it reserved the right to add commitments included in settlements reached or final orders issued in other states where approval of the acquisition is required.

The summary of the Utah Commission’s order approving the acquisition of PacifiCorp by MidAmerican is qualified in its entirety by reference to the terms of such order, stipulation and commitments, which are included as an exhibit hereto and incorporated by reference herein.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

10. Order of the Public Service Commission of Utah Approving Acquisition of PacifiCorp by MidAmerican Energy Holdings Company dated January 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP (Registrant)

	By:	/s/ Richard D. Peach

Richard D. Peach Chief Financial Officer

Date: February 2, 2006